                            FIFTH AMENDMENT AGREEMENT

                                      AMONG

                                SEMX CORPORATION,

                              POLESE COMPANY, INC.,

                         AMERICAN SILICON PRODUCTS, INC.

                            SPM HOLDINGS CORPORATION,

                                 TYPE III, INC.

                                       AND

                        THERMAL PACKAGING SOLUTIONS INC.

                                  AS BORROWERS

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION,

                             AS AGENT AND AS LENDER



   AMENDING THE REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT AMONG SEMX CORPORATION, POLESE COMPANY, INC., AMERICAN SILICON PRODUCTS, INC., SPM HOLDINGS CORPORATION, TYPE III, INC., AND THERMAL PACKAGING SOLUTIONS INC., AS BORROWERS, AND PNC BANK, NATIONAL ASSOCIATION, AS AGENT AND AS LENDER DATED AS OF NOVEMBER 1, 1999, AS AMENDED BY THE FIRST AMENDMENT AGREEMENT DATED AS OF APRIL 10, 2000,
   AS AMENDED BY THE SECOND AMENDMENT AGREEMENT DATED AS OF JUNE 1, 2000, AS AMENDED BY THE THIRD AMENDMENT TO LOAN DOCUMENTS DATED AS OF JANUARY 31, 2001,
AND AS AMENDED BY THE WAIVER AND FOURTH AMENDMENT TO LOAN DOCUMENTS DATED AS OF
                               NOVEMBER 14, 2001


                          Dated as of February 27, 2002




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     THIS FIFTH AMENDMENT AGREEMENT, dated as of February 27, 2002 (this
"Amendment"), by and among SEMX CORPORATION, a corporation organized under the laws of the State of Delaware ("SEMX"), POLESE COMPANY, INC. a corporation organized under the laws of the State of California ("PCI"), AMERICAN SILICON PRODUCTS, INC., a corporation organized under the laws of Delaware ("ASPI"), SPM HOLDINGS CORPORATION., a Delaware corporation ("SPM"), TYPE III, INC., a California corporation ("Type III") and THERMAL PACKAGING SOLUTIONS INC., a Nevada corporation ("TPS") (SEMX, PCI, ASPI, SPM, Type III and TPS each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("Agent"), as Agent and as Lender;

                              W I T N E S S E T H:

     WHEREAS, the Borrowers and the Agent entered into a Revolving Credit, Term Loan and Security Agreement dated as of November 1, 1999, as amended by the First Amendment Agreement dated as of April 10, 2000, as amended by the Second Amendment Agreement dated as of June 1, 2000, as amended by the Third Amendment to Loan Documents dated as of January 31, 2001, and as amended by the Waiver and Fourth Amendment to Loan Documents dated as of November 14, 2001 (as the same may be further amended, modified, restated or supplemented from time to time, the "Agreement"; the terms defined in the Agreement are used in this Amendment as in the Agreement unless otherwise defined in this Amendment); and

     WHEREAS, the Borrowers have requested that the Agent agree to (1) to provide the Overadvance (as defined below) to the Borrowers on the terms and conditions set forth below, and (ii) consent to the sale of ASPI to Rockwood Specialties, Inc., a Delaware corporation or its designee; and

     WHEREAS, the Borrowers desire, and the Agent is willing on the terms and conditions set forth below, to modify certain terms of the Agreement.

     NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Agent have agreed to amend the Agreement as hereinafter set forth:

     SECTION 1A. Amendment to Agreement. The Agreement is, subject to the satisfaction of the conditions to effectiveness set forth in Section 2 hereof, hereby amended as follows:

     (a) Section 1.2 (General Terms) of the Agreement is hereby amended by adding the following definition in the proper alphabetical order:



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     "ASP BV" shall mean ASP, B.V., a Netherlands corporation and its successors and assigns.

     "ASPI Sale" shall mean the sale of ASPI to Rockwood Specialties, Inc., a Delaware corporation, or its designee.

     "Overadvance" shall have the meaning given in Section 2.1.

     "Overadvance Collateral Documents" shall mean the Pledge Agreement.

     "Overadvance-First Tier" shall mean the initial $500,000 drawn down under the Overadvance.

     "Overadvance-Second Tier" shall mean the amounts from $900,000 to $1,400,000 drawn down under the Overadvance.

     "Sub-Facility" shall mean the amounts from $500,000 to $900,000 drawn down under the Overadvance.

     "Pledge Agreement" shall mean the Pledge Agreement (Bank Deposits), dated as of the date of the Fifth Amendment, among Messrs. Raker, Polese and Waters and the Agent, as the same may be from time to time amended, modified or supplemented.

     "'Fifth Amendment' shall mean the Fifth Amendment Agreement dated as of February 27, 2002 among the Borrowers and the Agent."

     (b) Section 1.2 (General Terms) of the Agreement is hereby amended so that the following definitions read in their entirety as follows:

     "Advances" shall mean and include the Revolving Advances (including without limitation all Overadvances), Letters of Credit, as well as the Term Loan (including without limitation the Term I Loan and the Term II Loan).

     "Maximum Revolving Advance Amount" shall mean $8,000,000.

     "Other Documents" shall mean the Overadvance Collateral Documents, the Mortgage, the Note, the Questionnaire, any Guaranty, any Guarantor Security Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

     "Revolving Interest Rate" shall mean an interest rate per annum equal to
(a) the sum of the Alternate Base Rate percent with respect to Domestic Rate Loans, or (b) the Eurodollar Rate



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plus two and three-quarters percent (2.75%) with respect to Eurodollar Rate
Loans; .provided however, with respect to Overadvance-First Tier, it shall mean an interest rate equal to the Alternate Base Rate plus 0.75%, and with respect to Overadvance-Second Tier, it shall mean an interest rate equal to the Alternate Base Rate plus 1.0%.

     (b) Section 2.1 (Revolving Credit Advances) of the Agreement is hereby amended as follows:

     (I) Section 2.1(a)(ii) is amended to read as follows:

                " (i) up to the lesser of (A) 60% subject to the provisions of
                Section 2.1(c) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") or (B) the lesser of (x) $3,000,000 in the aggregate at any one time, and (y) 50% of aggregate Revolving Advances plus any Overadvance permitted by the Agent in its sole discretion (provided that the Sub-Facility shall be in the Agent's reasonable discretion), plus"

     (II) The following is added as the final paragraph of Section 2.1(a):

     "The parties agree that the Agent may, in its sole discretion, permit there to be made overadvances (the "Overadvance") of Revolving Credit Advances in excess of the Formula Amount (calculated without including any Overadvance), and the parties ratify such Overadvance outstanding from January 31, 2002 through the date of the Fifth Agreement. The Overadvance shall not exceed at any time $1,500,000. The Overadvance shall not be increased following March 4, 2002, and shall amortize in one installment on March 15, 2002."

     SECTION 1B. ASPI Sale; Consent and Waiver; Prepayment; Reserves. (I) The Agent, subject to the satisfaction of the conditions to effectiveness set forth in Section 2 hereof, hereby consents to:

     (a) The ASPI Sale, subject to and provided that:

     (i) The purchase agreement entered into in connection with the ASPI Sale shall provided for a purchase price of no less than $6 million dollars and otherwise shall be in form and substance satisfactory to the Agent and its counsel.
     (ii) The Agent shall have received an executed copy of such purchase agreement, and all documents, schedules and opinions delivered in connection therewith.
     (iii) Such purchase agreement shall be executed no later than March 4, 2002 and shall close no later than March 15, 2002.
     (iv) No less than $1.3 million of the proceeds of the ASPI Sale shall be used to pay down the Term Loan (including without limitation the Amended and Restated Consolidated Term I Loan) in inverse order of maturity and in addition no less than $3.8 million of the proceeds of the ASPI Sale shall be used to pay down first



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            the Overadvance in reverse order of extension, and then the
            Revolving Advances. The remainder of the proceeds (net of the escrow amount, required closing payments and reserves and closing costs) shall be used to pay down the Revolving Advances.
     (v) Upon the consummation of the ASPI Sale, the Agent shall institute a collateral reserve of $1.2 million (without limitation of its reserve rights under the Agreement).

     (II) If a sale of ASP BV, in terms and substance satisfactory to the Agent, is not consummated on or before April 3, 2002: the Borrowers shall make a prepayment of $600,000 of the Term Loan, to be applied in inverse order of maturity, and the Agent shall reduce the $1.2 million collateral reserve by $600,000 (without limitation of its reserve rights under the Agreement), and the Maximum Revolving Advance Amount shall be reduced to $7 million.

     SECTION 2. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Fifth Amendment Effective Date"):

     (a) The Borrowers and the Agent shall have duly executed and delivered this Amendment (whether the same or different copies);

     (b) The Agent shall have received the Overadvance Collateral Documents, duly executed by all parties thereto, and the wire in immediately available funds of all monies provided for thereby;

     (c) The Agent shall have received a certificate of the Secretary or Assistant Secretary of Borrowers dated as of the date hereof, certifying (i) that attached thereto are true and complete copies of the resolutions of the board of directors of the Borrowers authorizing the Fifth Amendment, (ii) that the Articles of Incorporation of the Borrowers have not been amended since the Second Amendment, (iii), that the By-laws of the Borrowers have not been amended since the Second Amendment, and (iv) as to the incumbency and signatures of each of their officers executing this Fifth Amendment and any other documents to which any thereof is a party;

     (e) The Agent shall have received a fee of $15,000; and

     (d) The Agent shall have received such other documents, opinions, approvals or appraisals as the Agent may reasonably request.

     SECTION 3. Representations and Warranties. In order to induce the Agent to enter into this Amendment, each of the Borrowers represents and warrants to the Agent that (i) it has the full power, capacity, right and legal authority to execute, deliver and perform its obligations under this Amendment and any Other Documents to which it is a party, and each of the Borrowers has taken all appropriate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Amendment and the Other Documents to



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which it is a party, (ii) this Amendment, the Agreement (as amended by this
Amendment) and the Other Documents to which it is a party constitute legal, valid and binding obligations of each of the Borrowers enforceable against such Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally, (iii) except as explicitly stated on Exhibit A hereto, the representations and warranties contained in the Agreement and in each of the Other Documents to which it is a party are true and correct on and as of the Fifth Amendment Effective Date as though made on and as of such date, except for changes which have occurred and which were not prohibited by the terms of the Agreement, (iv) after giving effect to the terms of Section 1 hereof, except as explicitly stated on Exhibit A hereto, no Default or Event of Default has occurred and is continuing, or would result from the execution, delivery and performance by any of the Borrowers of this Amendment, the Agreement (as amended by this Amendment) or any of the Other Documents to which it is a party, (v) no Borrower is in default in the payment or performance of any of its obligations under any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which it is a party or which purports to be binding upon it or any of its properties or assets, which default would have a material adverse effect on the management, business, operations, properties, assets or condition (financial or otherwise) of such Borrower, (vi) each of the Borrowers is in compliance with all applicable statutes, laws, rules, regulations, orders and judgements, the contravention or violation of which would have a material adverse effect on the management, business, operations, properties, assets or condition (financial or otherwise) of such Borrower, (vii) except as explicitly stated on Exhibit A hereto, no material adverse change in the business, properties, assets, or in the condition (financial or otherwise) of any Borrower has occurred since the date of the last financial statements of the Borrowers delivered to the Agent, and (viii) no litigation or administrative proceeding of or before any court or governmental body or agency is now pending, nor, to the best knowledge of each of the Borrowers upon reasonable inquiry, is any such litigation or proceeding now threatened against such Borrower or any of its properties, nor, to the best knowledge of such Borrower upon reasonable inquiry, is there a valid basis for the initiation of any such litigation or proceeding, which if adversely determined (after giving effect to all applicable insurance coverage then in existence) would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of such Borrower.

     SECTION 4. Reference to and Effect on the Documents. (a) Each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Agreement in the Other Documents other than the Agreement, shall mean and be a reference to the Agreement as amended hereby.

     (b) Except as specifically amended hereby, the Agreement and all Other Documents, and all other documents, agreements, instruments or writings entered into in connection therewith, shall remain in full force and effect and are hereby ratified, confirmed and acknowledged by each of the Borrowers. The amendments, consents, waivers and ratifications set forth above are limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Agreement or any document delivered pursuant thereto or (ii) prejudice any right or rights which the Agent may now or in the future have in connection with the Agreement or the Other Documents.



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     (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent under any of the Other Documents, nor constitute a waiver or modification of any provision of any of the Other Documents, nor a waiver of any now existing or hereafter arising Defaults or Events of Default (including without limitation those Defaults and Events of Default listed on Exhibit A).

     SECTION 5. Expenses. Each of the Borrowers hereby agrees, jointly and severally, to pay the Agent on demand all costs, expenses, charges and taxes (other than any income taxes relating to income of the Agent), including, without limitation, all reasonable fees and disbursements of counsel, incurred by the Agent in connection with the negotiation, preparation, reproduction, execution, delivery, administration and enforcement of this Amendment and the Other Documents to be delivered hereunder.

     SECTION 6. Certain Covenants: Release. The Agent agrees, upon the repayment in full of the Overadvance, provided that the Obligations are within the Formula Amount and the Agent has not accelerated the Obligations, at the written request of the Borrowers or the Pledgors, promptly to release the Overadvance Collateral Documents and all collateral pledged thereunder not previously foreclosed or demanded against.

     SECTION 7. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, without regard for its conflict of laws principles.



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     SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     SECTION 9. Successors. This Amendment shall be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     SECTION 10. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.




         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                         SEMX CORPORATION

                                         By:_______________________________
                                         Name:
                                         Title:


                                         POLESE COMPANY, INC.

                                         By:_______________________________
                                         Name:
                                         Title:


                                         AMERICAN SILICON PRODUCTS, INC.


                                         By:_______________________________
                                         Name:
                                         Title:


                                         SPM HOLDINGS CORPORATION


                                         By:_______________________________
                                         Name:
                                         Title:



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                                         TYPE III, INC.


                                         By:_______________________________
                                         Name:
                                         Title:





                                         THERMAL PACKAGING SOLUTIONS INC.



                                         By:_______________________________
                                         Name:
                                         Title:



                                         PNC BANK, NATIONAL ASSOCIATION, as
                                         Lender and as Agent


                                         By:_______________________________
                                         Name:
                                         Title:



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                                  EXHIBIT A TO
                            FIFTH AMENDMENT AGREEMENT
                          DATED AS OF FEBRUARY 27, 2002

            EXISTING COVENANT VIOLATIONS AS OF DECEMBER 31, 2001 AND
                EXTENDING THROUGH THE DATE OF THE FIFTH AMENDMENT




The Waiver and Fourth Amendment to Loan Documents dated effective as of November 14, 2001, provided, among other things, to (1) amend the Fixed Charge Coverage ratio, (2) add an Indebtedness to Net Worth Covenant, and (3) add an EBITDA covenant.

As of December 30, 2001 the Borrowers' classified the Services Group, (ASP, ASP BV, and ISP) as a "Discontinued Operation" as a result of a decision taken by its Board of Directors to sell these operations, due to operating losses incurred by the Borrowers' and the accrual as of December 31,2001 of an estimated $15,000,000 pre tax loss on disposal of the Services Group, consistent with Discontinued Operations accounting treatment, the Borrowers' are out of compliance with certain financial ratio covenants as described below:

         Section 6.5 of the Loan Agreement, the Fixed Charge Ratio, was amended by the Fourth Amendment to defer computation of the Fixed Charge Ration subsequent to the quarter ended March 31 and accordingly compliance is not measured at either December 31, 2001 or as of the date of this agreement.

         Section 6.13 of the Loan Agreement, Indebtedness to Net Worth, as added by the Fourth Amendment, provides that the Borrowers maintain indebtedness to Net Worth of 0.75x for the quarters ending December 31, 2001, March 31, 2002, June 30 2002 and thereafter. After considering the loss on disposal of the discontinued operations accrued at December 31, 2001, the Borrower's are not in compliance with this covenant for the quarter ended December 31, 2001.

      Section 6.14 of the Loan Agreement, EBITDA, as added by the Fourth Amendment, provides the borrowers maintain EBITDA as follows:

         Quarter Ending             Amount
         --------------             ------
         December 31, 2001          $5,000,000
         March 31, 2002             $5,000,000
         June 30, 2002              $4,750,000

         After considering operating losses as well as loss on disposal of the discontinued operations accrued at December 31, 2001, the Borrower is not in compliance with this covenant for the quarter ended December 31, 2001.





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